Exhibit 99.1

Palladyne AI Reports Second Quarter 2026 Results

Revenue increased 470% year-over-year and 63% sequentially to $5.8 million, driven by both acquisitions and organic growth

Backlog of $24.6 million as of June 30, 2026, net of revenue recognized, reflects approximately $13.0 million in new contract awards during the quarter

Reiterates full-year 2026 revenue guidance of $24 million to $27 million (357% - 415% growth); expects sequential revenue growth in Q3

SALT LAKE CITY – August 6, 2026 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI” or “the Company”), a U.S.-based aerospace, defense and industrial technology company delivering embodied AI-powered collaborative autonomy solutions, advanced avionics, precision-manufactured components, UAVs, and advanced aerospace engineering services, today announced financial results for the second quarter ended June 30, 2026.

Ben Wolff, President and Chief Executive Officer of Palladyne AI, commented:

“The headline this quarter is the $13 million of new contract awards, and it is why we are comfortable reiterating guidance for the year. Backlog stands at nearly $25 million even after we recognized a record quarter of revenue, and it remains the number I watch most closely because it is the foundation the next several quarters are built on.

“From a product standpoint, the milestone was executing Ivy Mass and hitting every objective we set for it. Ivy Mass was the first in a series of 4th Infantry Division exercises we were competitively selected for under the Army's Disruptive Applications program. Over the course of three weeks, we integrated SwarmOS with the Army's Next-Generation Command and Control prototype ecosystem. SwarmOS enabled us to operate drones from four different manufacturers, including our own Gremlin-X mini bomber, under a single operator. We also just completed another major DoW exercise in late July, and we have been invited to five more over the next 8 months, starting with Northern Strike, which is underway now.

“We also signed our partnership with Israel Aerospace Industries (IAI) during the quarter, which gives us exclusive U.S. rights to Americanize, manufacture, integrate and market IAI’s HARPY, HAROP and Mini HARPY loitering munitions to the Department of War. These are long-range, battle-proven systems for suppressing and destroying enemy air defenses, and they fill a capability gap that the U.S. arsenal has today. I believe systems like these could not only reduce the kind of aircraft losses we have seen in recent operations in the Middle East, but also do it far more cost-effectively than current methods for eliminating enemy air defenses. Since signing, we have been working alongside IAI

Exhibit 99.1

on the strategy and planning for bringing the Department of War on board with these systems, including Americanization requirements and manufacturing readiness.

“Financially, every part of the business grew this quarter. Our operating cash burn1 ran higher than last quarter. That increase reflects two things: we are still early in scaling revenue against our cost base, and we made deliberate investments ahead of that ramp. We made some one-time capital expenditures, added business development and program management headcount in our Aerospace and Defense division to pursue and support Department of War work, and brought on additional engineers to support existing contracts and advance programs, including Gremlin-X. Those are costs we are taking on against contracts we can already see, and we expect quarterly cash usage to come down as revenue and margins ramp through the second half.”

1The Company defines operating cash burn as cash used in operations plus capital expenditures (capex).

Second Quarter 2026 Strategic and Operational Highlights

•
Signed an exclusive partnership with IAI covering U.S. rights to the HARPY, HAROP and Mini HARPY long-range loitering munitions, with no upfront payment and up to ten years of exclusivity;
•
Competitively selected for two U.S. Army contracts under the Disruptive Applications Broad Agency Announcement to operationally validate SwarmOS and Gremlin-X with 4th Infantry Division warfighters;
•
Secured $2.6 million in orders for BRAIN flight computers from a defense prime, including a $2.3 million contract supporting a low-cost kinetic counter-UAS interceptor;
•
Commenced previously announced $4.2 million Air Force Research Laboratory HANGTIME contract, integrating satellites into a coordinated sensor network for the first time;
•
Received a $2.9 million U.S. Air Force STRATFI option exercise for the Palladyne IQ embodied AI architecture, bringing total program value to over $10.6 million;
•
Demonstrated SwarmOS and Gremlin-X at the Army's Ivy Mass exercise, subsequently participated in an additional Department of War exercise in July, and have been invited to five more through March 2027;
•
Selected as one of 14 companies invited to the AFRL Relentless Wolfpack Industry Day, and the only small cap in that group, on a submission combining SwarmStrike with SwarmOS.

Exhibit 99.1

Second Quarter 2026 Financial Highlights (vs. second quarter 2025)

•
Revenue increased 470% to $5.8 million compared to $1.0 million;
•
Operating loss of ($13.4) million compared to ($8.1) million, mainly reflecting higher stock-based compensation and continued investment in Palladyne Aerospace and Defense;
•
GAAP net loss and basic and diluted GAAP loss per share (EPS) of ($12.3) million and ($0.27), respectively, compared to ($7.5) million and ($0.20), respectively, in the prior year period
•
Second quarter 2026 included a $0.8 million non-cash gain on warrant liability revaluation, compared to a gain of $0.1 million in the prior year period;
•
Second quarter 2026 included $2.3 million in non-cash stock compensation expenses compared to $1.1 million in the prior year period;
•
Non-GAAP net loss and basic and diluted Non-GAAP EPS of ($10.8) million and ($0.23), compared to ($6.4) million and ($0.17) in the prior year period, respectively2;
•
Cash, cash equivalents and marketable securities totaled $43.7 million as of June 30, 2026, roughly flat to March 31, 2026; and
•
Backlog as of June 30, 2026 increased 43% during the quarter to $24.6 million, reflecting approximately $13.0 million in new contracts awarded, partially offset by revenue recognized during the quarter.

2 For our definition of Non-GAAP net loss and Non-GAAP EPS and a reconciliation of Non-GAAP net loss and Non-GAAP EPS to GAAP net loss and GAAP EPS, respectively, see the supplemental information and tables at the end of this release

Full Year 2026 Outlook

	Guidance ($M)	Status
Revenue	$24.0 - $27.0	Reiterated
Operating Cash Burn	($32.0) - ($36.0)	Reiterated

Revenue:

Palladyne AI is reiterating its guidance for $24.0 - $27.0 million, representing expected year-over-year growth of approximately 357% to 415% compared to 2025 revenue of $5.2 million. The Company expects growth to increase sequentially in Q3 as backlog converts, new contracts are awarded and performed, and commercial deployments expand.

Exhibit 99.1

Backlog of $24.6 million as of June 30, 2026, reflects continued contract momentum during the quarter. Palladyne AI expects a majority of this backlog to be recognized as revenue over the next 12-18 months.

Cash Burn:

The Company reiterates its full-year 2026 expected operating cash burn of ($32.0) – ($36.0) million, or ($8.0) – ($9.0) million per quarter, on average. Second quarter operating cash burn primarily reflected strategic hiring in the Aerospace and Defense division, and roughly $0.9 million in capital expenditures. The Company expects cash burn to trend lower through the remainder of 2026 as revenue and margins ramp in the third and fourth quarters.

Based on its liquidity position and expected backlog conversion, management believes it is well-positioned to execute its 2026 plan.

Conference Call

Palladyne AI will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial and operational results, strategy and future opportunities.

Dial-in and Webcast Information

Date/Time: Thursday, August 6, 2026, at 8:00 a.m. Eastern Time

Toll-Free (North America): 1-877-407-0789

Toll/International: 1-201-689-8562

Conference Call ID: 13761965

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1770788&tp_key=11383e4c0c

Call me™: Participants can use the Guest dial-in #s above and be answered by an operator, or click the Call me™ link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to the scheduled start time. https://callme.viavid.com/viavid/?callme=true&passcode=13757186&h=true&info=company&r=true&B=6

Replay Information

Toll-Free (North America) 1-844-512-2921

Toll/International: 1-412-317-6671

Conference Call ID: 13761965

Expiration: Thursday, August 20, 2026, at 11:59 p.m. Eastern Time

Exhibit 99.1

###

About Palladyne AI

Palladyne AI is a U.S.-based technology company developing patented embodied artificial intelligence, collaborative autonomy solutions, advanced avionics, autonomous systems, advanced UAV engineering services, and precision-manufactured components for aerospace, defense and industrial markets. Palladyne AI delivers secure, American-developed and operated platforms designed to meet the stringent requirements of U.S. government and public-sector customers, including data sovereignty, security, and compliance.

Palladyne AI’s embodied AI is designed to operate in complex, contested, and high-risk environments, enabling distributed tasking, human-on-the-loop decision-making, degraded-communications resilience, and multi-domain coordination. Its platform-agnostic autonomy stack combines real-time sensor fusion, adaptive AI models, and edge-native orchestration - without vendor lock-in - to support autonomous and collaborative systems across air, ground, maritime, and industrial domains where performance, resilience, and trust are paramount. For more information about Palladyne AI, including GuideTech and Palladyne Aerospace and Defense, please visit www.palladyneai.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding 2026 expected financial performance, including expected timing and amount of revenue; the amount and timing of backlog realization; the benefits of its AI software and other products and the markets for its products and services; cash usage; the pursuit of opportunities across U.S. government programs; the award and timing of new contracts and commercial deployments; and its ability to execute on its 2026 plan. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak

Exhibit 99.1

only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Investor Contact:

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com

IR@palladyneai.com

Palladyne AI Press Contact:

Heath Meyer

(858) 768-1527

PR@palladyneai.com

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	As of
	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$33,774	$18,219
Marketable securities	9,972	28,836
Accounts receivable	2,311	1,055
Unbilled receivables	3,332	2,455
Inventories	940	339
Prepaid expenses and other current assets	1,707	1,653
Total current assets	52,036	52,557
Property and equipment, net	9,022	8,889
Intangible assets, net	9,719	10,430
Goodwill	14,731	14,731
Operating lease assets	8,476	8,645
Other non-current assets	409	460
Total assets	$94,393	$95,712
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,197	$1,058
Accrued liabilities	5,867	3,550
Current operating lease liabilities	1,196	1,058
Total current liabilities	8,260	5,666
Warrant liabilities	3,004	2,772
Operating lease liabilities	9,361	9,725
Other non-current liabilities	2,925	2,874
Total liabilities	23,550	21,037
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 165,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 49,143,403 and 46,117,164 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	576,564	555,451
Accumulated other comprehensive income	—	11
Accumulated deficit	(505,726)	(480,792)
Total stockholders’ equity	70,843	74,675
Total liabilities and stockholders’ equity	$94,393	$95,712

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	$5,783	$1,015	$9,321	$2,725
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	4,102	474	6,575	827
Research and development	4,326	3,125	8,231	5,995
General and administrative	8,143	4,179	15,020	8,378
Sales and marketing	2,269	1,331	4,116	2,550
Intangible amortization expense	356	—	711	—
Total operating expenses	19,196	9,109	34,653	17,750
Loss from operations	(13,413)	(8,094)	(25,332)	(15,025)
Interest income, net	262	505	587	946
Gain (loss) on warrant liabilities	814	102	(232)	29,351
Other income, net	11	—	43	—
(Loss) income before income tax expense	(12,326)	(7,487)	(24,934)	15,272
Income tax expense	—	—	—	—
Net (loss) income	$(12,326)	$(7,487)	$(24,934)	$15,272
Net (loss) income per share
Basic	$(0.27)	$(0.20)	$(0.55)	$0.42
Diluted	$(0.27)	$(0.20)	$(0.55)	$0.39
Weighted-average shares used in computing net (loss) income per share
Basic	45,986,936	37,746,302	45,531,239	36,231,623
Diluted	45,986,936	37,746,302	45,531,239	39,567,022

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(24,934)	$15,272
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation	3,558	2,290
Depreciation of property and equipment	761	437
Amortization of intangible assets	711	—
Change in fair value of warrant liabilities	232	(29,351)
Change in fair value of contingent consideration	170	—
Loss on disposal of assets	27	—
Amortization of investment discount	(446)	(647)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,256)	(103)
Unbilled receivable	(878)	(318)
Inventories	(600)	(5)
Prepaid expenses and other current assets	(54)	(26)
Operating lease assets & other non-current assets	513	684
Accounts payable	7	(120)
Accrued liabilities and current operating lease liabilities	2,361	(469)
Operating lease liabilities	(573)	(486)
Net cash used in operating activities	(20,401)	(12,842)
Cash flows from investing activities:
Purchases of property and equipment	(889)	(93)
Proceeds from sale of property and equipment	100	—
Purchases of marketable securities	(21,701)	(47,036)
Maturities of marketable securities	41,000	14,000
Net cash provided by (used in) investing activities	18,510	(33,129)
Cash flows from financing activities:
Proceeds from exercise of stock options	163	54
Proceeds from issuance of common stock under ESPP	85	76
Proceeds from the exercise of warrants	—	6,419
Payment of obligations under finance leases	(74)	—
Payment of equipment financing liabilities	(35)	—
Proceeds from issuance of common stock	17,842	29,311
Payment of offering costs related to issuance of common stock	(535)	(879)
Payment of transaction costs related to issuance of common stock	—	(50)
Net cash provided by financing activities	17,446	34,931
Net increase (decrease) in cash and cash equivalents	15,555	(11,040)
Cash and cash equivalents at beginning of period	18,219	31,188
Cash and cash equivalents at end of period	$33,774	$20,148
Supplemental disclosure of cash flow information:
Cash paid for interest	$111	$—
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable at period-end	$131	$—
Operating lease right-of-use assets obtained in exchange for lease liabilities	$293	$—

Exhibit 99.1

PALLADYNE AI CORP.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net income (loss) and non-GAAP net income (loss) per share (non-GAAP EPS), each of which are non-GAAP financial measures. Non-GAAP net income (loss) and non-GAAP EPS are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net income (loss) as our GAAP measures of net income (loss) excluding the impacts of stock-based compensation expense, gain or loss on change in fair value of warrant liabilities, expenses related to business combinations and other non-recurring or non-operating expenses. We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted average outstanding shares.

The most directly comparable GAAP measures to non-GAAP net income (loss) and non-GAAP EPS are net income (loss) and EPS, respectively. We believe excluding the impact of the previously listed items in calculating non-GAAP net income (loss) and non-GAAP EPS can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net income (loss) and non-GAAP EPS because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net income (loss) and non-GAAP EPS help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net income (loss) but not in non-GAAP net income (loss). Accordingly, we believe non-GAAP net income (loss) and non-GAAP EPS provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net income (loss) and non-GAAP EPS are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net income (loss) and non-GAAP EPS rather than net income (loss) and EPS, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net income (loss) and non-GAAP EPS may differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net income (loss) and non-GAAP EPS when they report their operating results, limiting the usefulness of non-GAAP net income (loss) and non-GAAP EPS for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net income (loss) and non-GAAP EPS as tools for comparison.

The following table reconciles non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

Exhibit 99.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(12,326)	$(7,487)	$(24,934)	$15,272
Non-GAAP adjustments:
Stock-based compensation expense	2,319	1,141	3,558	2,290
(Gain) loss on warrant liabilities	(814)	(102)	232	(29,351)
Loss on contingent consideration liability	24	—	170	—
Non-GAAP net loss	$(10,797)	$(6,448)	$(20,974)	$(11,789)
Net (loss) income per share
Basic	$(0.27)	$(0.20)	$(0.55)	$0.42
Diluted	$(0.27)	$(0.20)	$(0.55)	$0.39
Non-GAAP net loss per share
Basic	$(0.23)	$(0.17)	$(0.46)	$(0.33)
Diluted	$(0.23)	$(0.17)	$(0.46)	$(0.30)
Weighted-average shares used in computing net (loss) income per share
Basic	45,986,936	37,746,302	45,531,239	36,231,623
Diluted	45,986,936	37,746,302	45,531,239	39,567,022